Exhibit 3.e

GUYANA

      COUNTY OF DEMERARA

                                  COMPANIES ACT

                                  CHAPTER 89:Ol

                              OF THE LAWS OF GUYANA

                        PRIVATE LIMITED-LIABILITY COMPANY

                               WITH SHARE CAPITAL

                            -----------------------

                             ARTICLES OF ASSOCIATION

                                       OF

                 "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

                            -----------------------

                                   PRELIMINARY

      1. The Regulations contained in Table A in the First Schedule to the Act shall not apply to the Company.

                                 INTERPRETATION

      2. In the construction of these Articles, unless the context otherwise requires words importing the masculine gender shall include females, words in the singular shall include the plural and vice versa, words importing persons shall include any body of persons corporate or incorporate, expressions referring to the "writing" shall be constructed as including references to printing, lithograph, photography and other modes of representing or reproducing words in visible form and the following words in visible form or expression shall have the meaning respectively assigned to them:-

[SEAL]

"Board" means the entire number of the Directors for the time being of the Company or quorum of them assembled at any place in accordance with these articles;

"Company"         means the abovenamed Company;

                  or designated successor as the case may require.

"The Directors"   means the Directors for the time being;

"Dividend"        includes bonus;

"Month"           means calendar month;

"Office"          means the registered office of the Company;

"Act means the abovenamed Act and every other Act for the time being in force concerning joint stock Companies and affecting the Company;

"Secretary"       means the secretary or assistant secretary of the Company and includes any person appointed to perform the duties of secretary temporarily;

[SEAL]

                                    BUSINESS

      3. Any branch or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may suffer by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not so long as the Directors may deem fit or expedient not to commence or proceed with such branch or kind of business.

                                  CONSTITUTION

      4. The Company is registered as a private Company and accordingly:

            (a) the right to transfer shares is restricted in manner hereinafter provided;

            (b) the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were while in such employment and have continued after the determination of such employment to be members of the Company) is limited to fifty provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this article be treated as a single person.

            (c) any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

      5. The business of the Company may be commenced as soon after the incorporation of the Company as the Directors shall think fit and notwithstanding that part of the shares only may have been taken or allotted.

[SEAL]

                                     SHARES

      6. The shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or otherwise and at such time as the Directors think it and subject as hereinafter mentioned.

      7. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by statute or ordinance required, be bound to recognise any equitable or other claim to or interest in such share or on the part of any other person.

      8. The shares in the capital of the Company shall be numbered in consecutive order and each share shall be distinguished in the books of the Company by a separate number.

                                  CERTIFICATES

      9. The certificates of title to shares shall be issued under the seal of the Company and be signed by one Director and countersigned by the secretary or some other person appointed by the Directors.

      10. If any certificate be worn out or defaced, then upon production thereof, the Directors, may order the same to be cancelled and may issue a new certificate in lieu thereof, and if any certificate be lost or destroyed, then upon proof thereof, to the satisfaction of the Directors and on such indemnity as the Director deem adequate being given, a new certificate in lieu thereof shall be issued to the party entitle to such lost or destroyed certificate.

      11. For every certificate issued under the last preceding article there shall be paid to the Company the sum of fifty cents or such smaller sum as the Directors may determine. Every such certificate shall be issued under the common seal of the Company.

      12. The certificate of shares registered in the name of two or more persons, shall unless otherwise directed by them be delivered to the person first named on the register.

[SEAL]

                                      LIEN

      13. The Company shall have a lien on every share for all moneys (whether presently payable or not) called or payable at a fixed tine in respect of that share, and the Company shall also have a lien on all shares, standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provision of this article. The Company lien, if any, on a share shall extend to all dividends payable thereon.

      14. The Company may sell, in such manner as the Directors may think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which such lien exists as is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the part of the amount in respect of which the lien exists then presently payable, has been given to the registered holder for the time being of the share, or the person entitled by reason of his death or bankruptcy to the share.

      15. The proceeds of the sale shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall be held (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) by the Company on behalf of the persons entitled to the shares at the date of the sale. The purchaser shall be registered as the holder of the shares, and he shall not be bound to see to the application of the purchase money or shall his title to the shares be effected by any irregularity or invalidity in the proceedings in reference to the sale.

[SEAL]

                                 CALL ON SHARES

      16. The Directors may from time to time make calls upon any members in respect of any moneys unpaid on their shares, and each member (subject to receiving at least fourteen days notice specifying the time or times of payments) shall pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made at the time when a resolution of the Directors authorising the call was passed.

      17. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      18. If a sum called in respect of a share is not paid before or on the day for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of ten per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

      19. The provisions of these articles as to payment of interest shall apply in the case of non payment of any sum which, by the terms of issue of a share, become payable at a fixed time, whether on account of the amount of the share or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

      20. The Directors may make arrangements on the issues of shares for a difference between the holders in the amount of calls to be paid and in times of payment.

[SEAL]

      21. The Directors may, if they think fit receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon shares held by him and upon all or any of the moneys so any of the moneys so advanced may (until the same would, but for such advances, become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the member paying the sum in advance and the Directors.

                      TRANSFER AND TRANSMISSION OF SHARES

      22. Shares in the Company shall be transferred in the following form or in any usual form approved by the Directors:-

      " I, A.B. of ______________________________ in consideration of the sum of
      ______________________ paid to me by C.D. of __________________________
      (hereinafter called "the said
      transferee") do hereby transfer to the said transferee the share or (shares) numbered ______________________ in the undertaking called, ___________________ to hold unto the said transferee, his executors, administrators and assigns, subject to the several conditions on which I hold the same at the time of the execution hereof, and I the said transferee do hereby agree to take the said share or shares subject to the conditions aforesaid as witness our hands, the day of _______________ of
      _________________


                                           _________________
                                                  A.B.

      Witnesses to the signature of A.B.: -

[SEAL]

      23. The Directors may in their absolute discretion and without being bound to give any reason for such refusal, decline to register any transfer of shares to any person of whom they do not approve, and may also decline to register any transfer of shares on which the company has a lien. The Directors may also suspend the registration of transfers during the fourteen days immediately preceding the ordinary general meeting in each year. The Directors may decline to recognise any instrument of transfer unless:

      (a) a fee not exceeding sixty cents is paid to the Company in respect thereof and

      (b) the instrument of transfer is accompanied by the certificate of the shares to which it relates and any other evidence the Directors reasonably require to show the right of the transferor to make the transfer.

      24. No shares of the Company shall be sold or transferred by any shareholder or trustee in bankruptcy or personal representatives of any shareholder unless and until the rights of pre-emption hereinafter conferred shall have been exhausted.

      25. Every shareholder or trustee in bankruptcy who may desire to sell or transfer any shares of the Company and any personal representative of a deceased shareholder who may desire to sell or transfer any shares of such deceased person shall give notice in writing to the Directors that he desires to make such sale or transfer. Such notice shall constitute the board his agent for the sale of such shares, the said shares to be offered to the other members of the Company at a price to be agreed upon between the party giving such notice and the Board or in the case of difference to be determined by the Auditor of the Company. Should the other members of the Company wish to purchase the said shares, they shall have the right to do so in proportion to their respective holdings in the Company. Failing the acquisition by any member or members the shares may then be sold to any person subject to the restrictions of transfer by the Directors. The transfer notice not be revocable except with the consent of the Directors.

      26. If any member or members of the Company within the space of three months after the Company is served with the transfer notice, elect to purchase the shares and shall give notice in writing thereof to the party proposing to sell or transfer the shares, the party proposing to sell or transfer the shares shall be bound, upon payment of the agreed price determined by the Auditor as hereinbefore provided for, to transfer the shares to such member or members.

      27. If in any case the proposing transferor after having become bound as aforesaid, makes default in transferring the shares, the Company may receive the purchase money, and shall thereupon cause the name of the purchasers to be entered in the register as holder to the share, and shall hold the purchase money in trust for the proposing transferor.

      28. The instrument of transfer of any share shall be signed by the transferor and the transferee, and the transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the register in respect thereof.

      29. The executor or administrator of a deceased shareholder of a share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivor shall be the only person recognised by the Company as having any title to the share.

[SEAL]

      30. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a member himself, to make the transfer of the share which the deceased or bankrupt person could have made, but the Directors shall, in either case, have the right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

      31. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share. Except that he shall not before being registered as a member in respect of the share be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

                              FORFEITURE OF SHARES

      32. If a member fails to pay any call or instalment of a call on that day appointed for payment thereof the Directors may, at any time thereafter during the time any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest accrued.

      33. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

      34. If the requirements of any notice aforesaid are not fulfilled any share in respect of which the notice has been given may, at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

[SEAL]

      35. A forfeited share may be sold or otherwise disposed of on any terms and in any manner the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on any terms the Directors think fit.

                        CONVERSION OF SHARES INTO STOCK

      36. The Company may by Ordinary Resolution convert any paid-up shares into stock, and reconvert any stock into paid-up shares of any denomination.

      37. The Holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferrable, PROVIDED that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

      38. The Holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets of the winding up) shall be conferred by an amount of stock which would not, if existing as shares, have conferred that privilege or advantage.

      39. Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholders" therein shall include "stock" and "stockholder".

[SEAL]

                             ALTERATION OF CAPITAL

      40. The Company in general meetings may from time to time increase the share capital by the creation of new shares and in such amounts as the meeting may direct.

      41. Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by the creation of new shares shall be considered part of the initial capital and shall be subject to the provisions herein contained with reference to the transfer and transmission, lien or otherwise.

      42. The Company may from time to time by special resolution reduce its capital by paying off capital or cancelling capital which has been lost or is unrepresented by available assets, or by reducing the liability on the shares or otherwise, as may seem expedient, and may be paid off upon the footing that it may be called up again or otherwise dealt with, and the Company may also by special resolution sub-divided or by ordinary resolution, consolidate its shares or any of them.

                                BORROWING POWERS

      43. The Directors may from time to time at their discretion raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company.

      44. The Directors may raise or secure the payment or repayment of such moneys in such manner and upon such terms and conditions in all respects as they think fit and also by the issue of debenture stock of the Company charged upon all or any part of the property of the Company (both present and future including its uncalled capital.

[SEAL]

      45. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors or otherwise.

      46. The Directors shall cause a proper register to be kept in accordance with section 110 of the Companies Act, Chapter 89:0l of the mortgages and charges specifically affecting the property of the Company.

                                GENERAL MEETINGS

      47. The Company shall in each year hold a general meeting at such time and place as may be determined by the

Directors.

      48. All general meetings other than the Annual General Meeting shall be called Extraordinary General Meetings.

      49. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and shall upon a requisition made in writing by members holding in the aggregate one-tenth of the issued capital, convene an Extraordinary Meeting.

                           NOTICE OF GENERAL MEETINGS

      50. An Annual General Meeting and a meeting called for the passing of a special resolution shall be called by twenty one days notice in writing at the least, and a meeting of the Company other than an Annual General Meeting or a meeting for the passing of a special resolution shall be called by fourteen days' notice in writing at the least. The notice shall be exclusive of the day on which it is sent by post or otherwise served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting and, in the case of special business, the general nature of that business shall be given either by advertisement or by notice in manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are under these articles entitled to receive such notice from the Company. Provided that a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this article, be deemed to have been duly called if it is so agreed:

[SEAL]

      (a) In the case of a meeting called as the annual general meeting by all the members entitled to attend and vote thereat; and

      (b) In the case of any other meeting by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent in nominal value of the shares giving that right.

      51. The accidental omission to give notice of a meeting to or the non receipt of a notice of a meeting by any member shall not invalidate any resolution passed at any such meeting.

                         PROCEEDINGS AT GENERAL MEETING

      52. The business of an ordinary general meeting other than the first one, shall be to receive and consider the profit and loss account and the balance sheet and the report of the Directors and the Auditors and if necessary, to elect Directors and other offices in the place of those retiring by rotation, to declare dividends and to transact any other business, which under these presents ought to be transacted at an ordinary meeting.

      53. Two members present personally or by proxy shall be a quorum for a General Meeting. No business shall be transacted at any General Meeting unless the quorum requisite is present at the commencement and during the transaction of the business.

[SEAL]

      54. The Chairman of the Directors shall preside at every General Meeting, or if there be no Chairman or if at any time he is not present within fifteen minutes after the appointed time, for holding such meeting, the members present shall choose another Director as Chairman for the said meeting and if no Director be present or if all the Directors present decline to preside, then the members shall choose one of their number to be Chairman for the said meeting.

      55. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting if convened upon such requisition as aforesaid, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may by notice to the members appoint, and if at such adjourned meeting a quorum is not present, those members who are present shall be a quorum they may transact the business for which the meeting was called.

      56. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes on a show of hands or at a poll, the Chairman of the meeting shall have a casting vote.

      57. At any General Meeting the Chairman, any Director or any two members may demand a poll. Unless a poll is demanded a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

[SEAL]

      58. If the poll is demanded as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, and either at once or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

      59. The Chairman of a meeting may with the consent of the meeting adjourn the same from time to time and from place to place but no business shall be transacted at an adjourned meeting other than the business left unfinished at the meeting from which the adjourned took place

      60. Any poll demanded on a question of the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

      61. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

                                VOTES OF MEMBERS

      62. Every member shall be entitled to one vote for each share he holds.

      63. Votes may be given either personally or by proxy. The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney. No person may be appointed proxy who is not a member of the Company and qualified to vote.

[SEAL]

      64. The instrument appointing a proxy and the power of Attorney if any, under which it is signed shall be deposited at the registered office of the Company not less than twenty four hours before the time for the holding of the meeting or adjourned meeting as the case may be at which the person named in such instrument proposes to vote but no instrument appointing a proxy shall be valid after twelve months from the date of its execution.

      65. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order on which the names stand in the register of members

      66. No member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of the shares in the Company have been paid.

      67. On a poll votes may be given either personally or by proxy.

      68. An instrument appointing a proxy may be in the following form or in any form which the Directors shall approve:

      "I ___________ of ___________________ in the County of __________________
      being a member ______________________________ hereby appoint
      _______________ of ____________ as my proxy to vote for me and on my behalf at the _______________________ General Meeting of the Company to be held on the ____________ day of ________________ and any adjournment thereof".

Signed this ___________ day of ___________

[SEAL]

                                D I R E C T O R S

      69. The number of Directors shall be not less than two or more than seven AND the first Board of Directors shall be comprised of the original subscribers to the Memorandum and Articles of Association.

      70. There shall be no share qualifications for the appointment of a Director.

      71. The remuneration of the Directors shall from time to time be determined by the Company in general meeting.

      72. The continuing Directors may act notwithstanding any

      78. The Company may from time to time in General Meeting appoint Directors or increase or reduce the number of Directors.

                         POWERS AND DUTIES OF DIRECTORS

      79. The management of the business of the Company shall be vested in the Directors, who in addition to the powers and authorities by these articles expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by Act expressly directed or required to be exercised or done by the Company in General Meeting, but subject nevertheless, to the provisions of the Act and of these presents and to the regulations from time to time made by the Company in General Meeting, provided that no regulation so made shall invalidate any prior act of the Directors which would have been valid if regulation had not been made.

      80. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, and to issue debentures, debenture stock, and other security.

[SEAL]

      81. The Directors shall duly comply with the provisions in the Act and in particular with the provisions in regard to the registration of the particulars of mortgages and charges affecting the property of the Company, or created by it and to keeping a register of the Directors and to sending to the Registrar of Companies notice of any consolidation or increase of share capital, or conversion of shares into stock, and copies of special and extraordinary resolutions and a copy of the Register of Directors and notifications of any changes therein.

      82. The Directors may from time to time and at any time by the Power of Attorney in the name of the Company appoint any Company, firm or person or body of persons whether nominated directly or indirectly by the Directors to be the Attorney or Attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit and any such Power of Attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the Director may think fit and may also authorise any such Attorney to delegate all or any of the powers, authorities and discretions vested in them.

      83. Any Director or any Company or firm of which a Director is a member or officer, or employee may enter into contracts with the Company and any Director may vote as Director or shareholder in respect of such contract and retain for his use, profits made by him under any such contract: provided always that unless he be at the time sole Director he must disclose his interest to his co-directors before the contract is entered into by him, and if he be at the time sole Director or if all the Directors be interested in the contract, the contract must be entered into by the Company in general meeting, and before the contract is entered into, the Director or Directors must disclose his or their interest to the meeting.

[SEAL]

                            PROCEEDINGS OF DIRECTORS

      84. The Director may meet together for the dispatch of business, adjourn or otherwise regulate their meetings and proceedings as they may think fit. Unless otherwise determined two Directors personally present shall be a quorum. It shall not be necessary to give notice of a meeting of the Directors to a Director who is not in Guyana.

      85. A Director may at any time convene a meeting of the Directors and the Secretary upon request by a Director shall convene a meeting of the Directors. Questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes, the Chairman shall have a second or casting vote.

      86. A meeting of the Directors for the time being at which quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the articles of the Company for the time being vested in or exercisable by the Directors generally.

      87. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted.

[SEAL]

                                  M I N U T E S

      88. The Directors shall cause minutes to be duly entered in books provided for the purposes:-

            (a) of all appointments of officers;

            (b) of the names of Directors present at each meeting of the
Directors:

            (c) of all resolutions and proceedings at General Meetings and Meetings of the Directors and such minutes of the Directors and such minutes of any meeting of the Company or of the Directors if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting shall be receivable as prima facie evidence of the matter stated in such minutes.

                             ROTATION OF DIRECTORS

      89. At the first ordinary meeting of the Company after the first statutory meeting all the Directors shall retire from office.

      90. All retiring Directors shall be eligible for re-election.

      91. The Company at the general meeting at which a Director retires in manner aforesaid may fill up the vacated office by electing a person thereto.

      92. If at any meeting at which an election of Directors ought to take place the places of the vacating Directors are not filled up, the meeting shall stand adjourned till the same day in the next week at the same place and time and, if at the adjourned meeting the places of the vacating Directors are not filled up, the vacating Directors or such of them as have not had their places filled up, shall be deemed to have been re-elected at the adjourned meeting.

[SEAL]

      93. Any casual vacancy occurring in the Board of Directors may be filled up by the Directors, but persons so chosen shall be subject to retirement at the same time as if he had become a Director on the day which the Director in whose place he is appointed was last elected a Director.

      94. The Directors shall have the power at any time, and from time to time to appoint a person as an additional Director who shall retire from office at the next following ordinary general meeting but shall be eligible for re-election by the Company at that meeting as an additional Director.

      95. The Company may by extraordinary resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead, the person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

                               S E C R E T A R Y

      96. The Company shall have a Secretary who shall be appointed by the Directors for such term, at such renumeration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.

                                    S E A L

      97. The Company shall have and use a corporate seal which it may change and vary at pleasure

      98. The Directors shall provide for the safe custody of the seal which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and in every instrument to which the seal shall be affixed shall be signed by a Director or some other person appointed by the Directors for the purpose.

[SEAL]

                             DIVIDENDS AND RESERVES

      99. The holders of ordinary shares shall be entitled to be paid out of the profits in each year a dividend at such rate per annum as the Directors may determine. No larger dividend shall be declared than is recommended by the Directors. No dividends shall carry interest as against the Company.

      100. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

      101. A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

      102. The Directors may from time to time pay to the members such interim dividends as in as in their judgment the position of the Company justifies. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the same manner as is hereinbefore provided for the payment of such dividends.

      103. Unless otherwise directed, a dividend may be paid by cheque or warrant sent through the post to the registered address of the member entitled or in the case of joint holders to that one whose name stands first on the Register in respect of joint holdings; and every cheque so sent shall be made payable to the order of the person to whom it is sent.

[SEAL]

      104. The Directors may before recommending any dividend out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such applications may, at the like discretion either be employed in the business of the Company or invested in such investments (other than shares of the Company) as the Directors may from time to time think fit. The Director may also, whether or not they place any sum to reserve, carry forward any profits which they think prudent not to divide.

                           CAPITALISATION OF PROFITS

      105. The Company in general meeting may, upon the recommendation of the Directors, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise for distribution and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividends, and in the same proportions or conditions that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any such shares held by such members respectively or paying up partly or in full unissued shares or new shares to be issued or debentures of the Company to be allocated and distributed credited as partly or fully paid up to and amongst such members in the proportion aforesaid, or partly in one way and partly in the other, and the Directors shall give effect to such resolutions.

[SEAL]

      106. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully or partly paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto with full powers to the Directors to make such provisions by the issue of fractional certificates or by payment in cash or shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all members entitled thereto into an agreement with the Company provided for the allotment to them respectively, credited as partly or fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation and any agreement made under such authority shall be effective and binding on all members.

                                A C C O U N T S

      107. The Directors shall cause true accounts to be kept:

            (a) of the stock in trade of the Company;

            (b) of the sum of money received and expended by the Company and the matters in respect of which such receipts and expenditure take place and:

            (c) of the assets, credits and liabilities of the Company.

      108. The books of accounts shall be kept at the office or at any other place or places as the Directors think fit.

      109. The Director shall, from time to time, determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to the inspection of the members and no member shall have any right of inspection of any account or book or documents of the Company except as conferred by act or authorised by the Directors or by a resolution of the Company in general meeting.

[SEAL]

      110. At every Annual General Meeting, the Directors shall lay before the Company a profit and loss account and a balance sheet containing a summary of the property and liabilities of the Company made up to the end of such year and the same shall be ready at the Office for inspection by any of the shareholders at least forty-eight hours previous to such meeting; PROVIDED that if the last day in such year is not a Saturday then the said account and balance sheet shall be made up to the Saturday next before or after the end of such year as the Directors may deem convenient.

      111. Every such Balance sheet shall be accompanied by a report of the Directors as to the state and condition of the Company and as to the amount which they recommend to be paid out of the profits by way of dividend or bonus to members and the amount (if any) which they propose to carry to reserve according to the provisions in that behalf hereinbefore contained and the account, report and balance sheet shall be signed by the Chairman.

      112. A copy of such account report and balance sheet shall not less than one day previous to the meeting be served on the registered holders of shares in the manner in which notices are hereinafter directed to be served.

                                   A U D I T

      113. Every year the accounts of the Company shall be examined and the correctness of the profit and loss account and the balance sheet ascertained by an Auditor.

      114. The Auditor shall be appointed and his remuneration shall be fixed by the Company in General Meeting. The Auditor shall act for one year and on quitting office shall be eligible for re-election.

      115. The Auditor shall at all reasonable times have access to the books and accounts of the Company and he may in relation thereto examine the Directors or other officers of the Company.

[SEAL]

      116. Every account of the Directors when audited and approved by the General Meeting shall be conclusive, except as regards any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within that period, the accounts shall forthwith be corrected and thenceforth shall be conclusive.

                                 N O T I C E S

      117. A notice shall be served by the Company upon any members either personally or by sending it through the post in a pre-paid envelope or wrapper, addressed to such member at his registered place of address.

      118. As regards those members who have no registered place of business in Guyana, a notice posted up in the office or advertised once in a newspaper circulating in Guyana shall be deemed to be well served on them at the expiration of forty eight hours after it is so posted up or advertised.

                                   WINDING UP

      119. If the Company shall be wound up and the surplus assets be insufficient to repay the whole of the paid-up capital such surplus assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to capital paid up or which ought to have been paid on the shares held by them respectively at the commencement of the winding up. But this articles is to be without prejudice to the rights of holders of shares issued upon special conditions.

[SEAL]

      20. In the event of the winding up of the Company in Guyana, every member of the Company who is not for the time being in Guyana, shall be bound within twenty one days after the passing of an effective resolution to wind up the Company voluntarily, or after the making of an Order by the Court for the winding up the Company, to appoint a representative in Guyana on whom all summonses, notices, process, orders and judgements in relation to or under the winding up of the Company may be served and give notice of such appointments within the same period of twenty one days by cable or otherwise to the Company and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such member to appoint some such person and service upon any such appointee, whether appointed by the member or liquidator, shall be deemed to be good personal service on such member for all purposes.

                               I N D E M N I T Y

      121. Every Director, Manager, Secretary, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the Directors, out of the funds of the Company, to pay all costs, losses and expenses which any such officer or servant may incur or become liable to by reason of any contract entered into or thing done by him as such officer or servant, or in any way in the discharge of his duties, including travelling expenses.

                                     [SEAL]

      We, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of these Articles of Association, and we respectively agree to take the number of shares in the capital of the Company, set opposite our respective names.

--------------------------------------------------------------------------------

NAMES, ADDRESSES &                            NUMBER OF SHARES TAKEN
DESCRIPTIONS OF                               BY EACH SHAREHOLDER
SHAREHOLDERS

--------------------------------------------------------------------------------


/s/ Sheikh Shahabudeen Hassan                  1000 (One Thousand) Shares
-----------------------------------------

SHEIKH SHAHABUDEEN HASSAN,
Entrepreneur,
Lot 17 Courida Park (East),
EAST COAST DEMERARA.


/s/ Andrew Pollard                             1000 (One Thousand) Shares
-----------------------------------------
ANDREW POLLARD,
Attorney-at-Law,
22 Courida Park (East),                 [SEAL]
EAST COAST DEMERARA.

--------------------------------------------------------------------------------

TOTAL NUMBER OF SHARES TAKEN                  2000 (Two Thousand) Shares

--------------------------------------------------------------------------------

Dated the 15th day of March, 1995.

                                                                GUYANA
WITNESSES TO THE ABOVE SIGNATURES:                              [SEAL]
                                                                  $1
1. /s/                                                          REVENUE
  --------------------------

2. /s/
  --------------------------

                                                        [NOTARY STAMP]

GUYANA

      COUNTY OF DEMERARA

                                THE COMPANIES ACT

                              CHAPTER 89:Ol OF THE

                                 LAWS OF GUYANA

                        PRIVATE LIMITED-LIABILITY COMPANY

                               WITH SHARE CAPITAL

                            -----------------------

                            PARTICULARS OF DIRECTORS

                                       OF

                 "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

                            -----------------------

[SEAL]

--------------------------------------------------------------------------------

NAMES & DESCRIPTIONS                      ADDRESSES OF
OF DIRECTORS                              OF DIRECTORS

--------------------------------------------------------------------------------

SHEIKH SHAHABUDEEN HASSAN                 17 Courida Park (East), East
Entrepreneur.                             Coast Demerara.

ANDREW POLLARD                            22 Courida Park, (East), East
Attorney-at-Law.                          Coast Demerara.

--------------------------------------------------------------------------------


                                                    /s/ Andrew Pollard
                                                --------------------------------
                                                COMPANY SECRETARY.

Dated the 15th day of March, 1995.

                                                        [NOTARY STAMP]

GUYANA

      COUNTY OF DEMERARA

                                THE COMPANIES ACT

                              CHAPTER 89:Ol OF THE

                                 LAWS OF GUYANA

                        PRIVATE LIMITED-LIABILITY COMPANY

                               WITH SHARE CAPITAL

                            -----------------------

                            PARTICULARS OF DIRECTORS

                                       OF

                 "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

                            -----------------------

[SEAL]

--------------------------------------------------------------------------------

NAME & DESCRIPTION                        ADDRESS OF
OF SECRETARY                              OF SECRETARY

--------------------------------------------------------------------------------

ANDREW POLLARD                            22 Courida Park, (East), East
Attorney-at-Law.                          Coast Demerara.

--------------------------------------------------------------------------------


                                                    /s/ Andrew Pollard
                                                --------------------------------
                                                COMPANY SECRETARY.

Dated the 15th day of March, 1995.

                                                        [NOTARY STAMP]

GUYANA

      COUNTY OF DEMERARA

                                THE COMPANIES ACT

                              CHAPTER 89:Ol OF THE

                                 LAWS OF GUYANA

                        PRIVATE LIMITED-LIABILITY COMPANY

                               WITH SHARE CAPITAL

                            -----------------------

                        NOTIFICATION OF REGISTERED OFFICE

                                       OF

                 "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

                            -----------------------

[SEAL]

TO: THE REGISTRAR OF JOINT-STOCK COMPANIES

      "NORTH AMERICAN RESOURCES INCORPORATED LIMITED" hereby notifies you that its registered office shall be situate at Lot 88 "C" and "D" Barrack Street, Kingston, Georgetown, Demerara, Republic of Guyana.


                                                    /s/ Andrew Pollard
                                                --------------------------------
                                                COMPANY SECRETARY.

Dated the 15th day of March, 1995.

                                                        [NOTARY STAMP]

GUYANA

      COUNTY OF DEMERARA

                                THE COMPANIES ACT

                              CHAPTER 89:Ol OF THE

                                 LAWS OF GUYANA

                        PRIVATE LIMITED LIABILITY COMPANY

                               WITH SHARE CAPITAL

                             -----------------------

                           DECLARATION OF COMPLIANCE

                                       OF

                 "NORTH AMERICAN RESOURCES INCORPORATED LIMITED"

[SEAL]

      I, ANDREW MARK FITZGERALD POLLARD, of 62 Hadfield & Cross Streets, Georgetown, Demerara, Guyana, do solemnly and sincerely declare that I am an Attorney-at-Law, admitted to practice in Guyana, and am engaged in the formation of "NORTH AMERICAN RESOURCES INCORPORATED LIMITED" and that all the requirements of the Companies Act, Chapter 89:01 in respect of matters precedent to the registration of the said company and incidental thereto have been complied with.

AND I make this declaration conscientiously believing the same to be true by virtue of the provisions of the Statutory Declaration Act, Chapter 5:09.

Declared at Georgetown, Demerara.

                                                         /s/ Andrew Pollard

This 15th day of March, 1995.

                HEMWANTI RAMSAROOP                           GUYANA
                  /s/                                        [SEAL]
                    BEFORE ME.                                 15
       Commissioner of Oaths To Affidavits                      3
                                                               95
A COMMISSIONER OF OATHS.                                    REVENUE


                                                        [NOTARY STAMP]